SECURITIES AND EXCHANGE COMMISSION
                       Washington, D. C. 20549-1004


                                 FORM 8-K


                              CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934


             March 30,1994                        Commission File
             Date of Report                         No. 0-17540
(Date of earliest event reported)



                       MONTGOMERY WARD HOLDING CORP.
          (Exact name of registrant as specified in its charter)




                  Delaware                            36-3571585
         (State or other jurisdiction             (I.R.S. Employer
         of incorporation or organization)        Identification No.)




           One Montgomery Ward Plaza
              Chicago, Illinois                     60671-0042
(Address of Principal Executive Offices)     (Zip Code)



            Registrant's Telephone Number, Including Area Code:
                              (312) 467-2000



                              Not Applicable
       (Former name or former address, if changed since last report)

Item 5.  Other Events

    On March 30, 1994, Montgomery Ward & Co., Incorporated, (Montgomery Ward),a wholly-owned subsidiary of Montgomery Ward Holding Corp. (the registrant), acquired all of the outstanding stock of LMR Acquisition Corporation, which owns all of the outstanding stock of Lechmere, Inc. (Lechmere). The aggregate purchase price is comprised of a base price of $100 million and a contingent purchase price payable in 1995 of up to $20 million in cash and the issuance of up to 400,000 shares of Class A Common Stock, Series 1 of the registrant (or at the option of Montgomery Ward, if duly authorized, up to 400,000 shares of Class A Common Stock, Series 3) of the registrant. The exact amount, if any, of the contingent price to be paid is dependent on Lechmere achieving or exceeding a specified gross margin amount during the period commencing February 27, 1994 and ending February 25, 1995. As part of the closing, Montgomery Ward advanced approximately $91 million to enable Lechmere to retire its outstanding bank debt and subordinated debt.

    On March 30, 1994, the registrant issued a press release with respect to the transactions as discussed above. The press release is attached as Exhibit 1 hereto, and is incorporated herein by reference.



Item 7.  Exhibits

    1.   Press release issued by the registrant on March 30, 1994.

                                 SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              MONTGOMERY WARD HOLDING CORP.



April 1, 1994       By: /s/ John L. Workman
(Date)                    John L. Workman
                          Executive  Vice President and
                          Chief Financial Officer